Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE September 1, 2022	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Raises $72.0 Million in Preferred Equity

Baton Rouge, La. (Sept. 1, 2022) — Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, La., announced that it has successfully raised $72.0 million through a self-managed private placement of preferred stock.

“This equity raise provides us with additional capital to support our continued growth and will assist with our efforts to support small businesses and entrepreneurs across our footprint,” said Jude Melville, president and CEO. “Our investments in recruiting and developing a talented team enabled us to accomplish this self-managed placement. We are gratified by the number of individuals, businesses and institutions that participated in this offering and eagerly support our mission. This is a reflection of the relationships we have built within our communities and the positive impact we make daily.”

The preferred stock has a perpetual term, bears non-cumulative dividends, and has been structured to qualify as additional Tier 1 capital under applicable regulatory capital guidelines. Business First intends to use the proceeds to provide capital in support of b1BANK’s continuous growth, support strategic opportunities that may arise, repay existing holding company debt and other general corporate purposes. If declared by the Business First board of directors, dividends are payable at a fixed rate of 7.50% for the first five years following issuance and thereafter at a variable rate equal to the then-current 3-month secured overnight financing rate (SOFR), reset quarterly, plus 470 basis points. The preferred stock has a perpetual term and may not be redeemed, except under certain circumstances, during the first five years after issuance.

Fenimore Kay Harrison LLP acted as legal adviser to Business First.

About Business First Bancshares, Inc.

As of June 30, 2022, Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $5.5 billion in assets, $6.2 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates banking centers and loan production offices across Louisiana and Texas providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.